EXHIBIT 23



                    Independent Auditors' Consent
                    -----------------------------




The Board of Directors
The Jundt Growth Fund, Inc.
Jundt Funds, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "COUNSEL AND AUDITORS" in Part B of the Registration Statement.




                                       KPMG LLP


Minneapolis, Minnesota
June 26, 2000